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                                                                   EXHIBIT 10.58


                                                                  EXECUTION COPY



                              AMENDED AND RESTATED
                               SERVICING AGREEMENT

                                      Among

                              INGRAM FUNDING INC.,

                               INGRAM MICRO INC.,
                        as Master Servicer and Servicer,


                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee


                            Dated as of March 8, 2000


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                                TABLE OF CONTENTS

ARTICLE I  Definitions........................................................1

     SECTION 1.01.  Definitions...............................................1
     SECTION 1.02.  Other Definitional Provisions.............................1

ARTICLE II  Administration and Servicing of Receivables.......................2

     SECTION 2.01.  Appointment of Servicer...................................2
     SECTION 2.02.  Servicing Procedures......................................3
     SECTION 2.03.  Collections...............................................5
     SECTION 2.04.  Reconciliation of Deposits................................6
     SECTION 2.05.  Servicing Compensation....................................6

ARTICLE III  Representations and Warranties of the Master Servicer
             and each Servicer................................................7

     SECTION 3.01.  Representations and Warranties............................7

ARTICLE IV  Covenants of the Master Servicer and each Servicer................9

     SECTION 4.01.  Delivery of Daily Reports.................................9
     SECTION 4.02.  Delivery of Monthly Settlement Statement..................9
     SECTION 4.03.  Delivery of Annual Master Servicer's Certificates........10
     SECTION 4.04.  Delivery of Independent Public Accountants'
                    Servicing Reports........................................10
     SECTION 4.05.  Extension, Amendment and Adjustment of Receivables;
                    Amendment of Policies....................................10
     SECTION 4.06.  Protection of Holders' Rights............................11
     SECTION 4.07.  Security Interest........................................11
     SECTION 4.08.  Location of Records......................................11
     SECTION 4.09.  Visitation Rights........................................12
     SECTION 4.10.  Lockbox Agreement; Lockbox Accounts......................12
     SECTION 4.11.  Delivery of Financial Statements.........................13
     SECTION 4.12.  Notices..................................................14

ARTICLE V  Other Matters Relating to the Master Servicer and Each Servicer...14

     SECTION 5.01.  Merger, Consolidation etc................................14
     SECTION 5.02.  Indemnification of the Trust and the Trustee.............14
     SECTION 5.03.  Resignation by Master Servicer or Any Servicer...........15
     SECTION 5.04.  Access to Certain Documentation and Information
                    Regarding the Receivables................................16

ARTICLE VI  Servicer Defaults; Servicer Termination..........................16

     SECTION 6.01.  Servicer Defaults........................................16
     SECTION 6.02.  Trustee To Act; Appointment of Successor.................20
     SECTION 6.03.  Waiver of Past Defaults..................................21

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
ARTICLE VII  Miscellaneous Provisions........................................21

     SECTION 7.01.  Amendment................................................21
     SECTION 7.02.  Termination..............................................22
     SECTION 7.03.  Governing Law............................................22
     SECTION 7.04.  Addition of Servicers....................................22
     SECTION 7.05.  Notices..................................................22
     SECTION 7.06.  Counterparts.............................................23
     SECTION 7.07.  Third-Party Beneficiaries................................23
     SECTION 7.08.  Merger and Integration...................................23
     SECTION 7.09.  Headings.................................................23
     SECTION 7.10.  No Set-Off...............................................23
     SECTION 7.11.  No Bankruptcy Petition...................................23

Exhibit A      Form of Annual Master Servicer's Certificate
Exhibit B      Form of Agreed Upon Procedures
Exhibit C      Insurance Requirements

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        AMENDED AND RESTATED SERVICING AGREEMENT, dated as of March 8, 2000
(this "Agreement") among the Ingram Funding Inc. (the "Company"), the Master Servicer, each Servicer and the Trustee.

                              W I T N E S S E T H:

        WHEREAS, the Company, the Seller, and each Servicer have entered into an Amended and Restated Receivables Sale Agreement, dated as of the date hereof (as in effect on the date hereof and as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement");

        WHEREAS, pursuant to the Receivables Sale Agreement, the Seller sells to the Company, and the Company purchases from the Seller, all of the Seller's, right, title and interest in, to and under the Receivables and other Receivable Assets (as defined in the Receivables Sale Agreement);

        WHEREAS, on November 6, 1996 the Company, the Master Servicer and the Trustee, along with Ingram Industries Inc. entered into Amendment No. 2 to the Pooling and Servicing Agreement dated as of February 10, 1993, which had been previously amended by amendment No. 1 on January 31, 1994 (as so amended, the "Original Agreement") and by further amendment and restatement on the date hereof the Original Agreement (as in effect on the date hereof and as hereafter amended, supplemented or otherwise modified from time to time, the "Pooling Agreement") no longer provides for the servicing of the Receivables and Receivables Assets; and

        WHEREAS, the parties hereto are entering into this Agreement to provide for the servicing of the Receivables and Receivables Assets.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

        SECTION 1.01. Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings assigned to such terms in the Pooling Agreement and each Supplement thereto.

        SECTION 1.02. Other Definitional Provisions.

        (a) All terms defined in this Agreement (directly or by incorporation by reference pursuant to Section 1.01) shall have the defined meanings when used in any certificates or other document made or delivered pursuant hereto unless otherwise defined therein.

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        (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein (directly or by incorporation by reference pursuant to Section 1.01) and accounting terms partly defined herein (directly or by incorporation by reference pursuant to Section 1.01), to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

        (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

        (d) The definitions contained herein are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

        (e) Where reference is made in this Agreement to the principal amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount of such Receivables.

        (f) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code, the 1940 Act or ERISA shall be deemed to be also a reference to any successor provision thereto.

        (g) Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

        (h) Any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

        (i) The words "include", "includes" or "including" shall be interpreted as if followed, in each case, by the phrase "without limitation".

                                   ARTICLE II
                   Administration and Servicing of Receivables

        SECTION 2.01. Appointment of Servicer. The Company hereby appoints Ingram Micro Inc. to act as, and Ingram Micro Inc. hereby accepts its appointment and agrees to act as

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Master Servicer and as a Servicer under the Pooling and Servicing Agreements and the Investor Certificateholders, by their acceptance of the Investor Certificates, consent to Ingram Micro Inc. acting as Master Servicer and a Servicer. Each Servicer shall have responsibility for the management of the servicing and receipt of Collections in respect of the Receivables originated by itself as a Seller and/or by one or more of its Affiliates, as may be determined from time to time by the Servicer and identified on Schedule 1 or a revision thereof to the Receivables Sale Agreement. (Such Servicer is sometimes referred to as the "Responsible Servicer" with respect to any Receivable that it is responsible to service hereunder and such Receivable is sometimes referred to herein as a "Serviced Receivable" with respect to the Servicer that is responsible to service such Receivable hereunder). Each Servicer shall have the authority to make any management decisions relating to each Serviced Receivable to the extent such authority is granted to the Servicer under any Pooling and Servicing Agreement. Ingram Micro Inc., in its capacity as Master Servicer, shall remain obligated for the supervision of each Servicer and the compliance by each Servicer with the terms and conditions of the Policies and the Pooling and Servicing Agreements and shall coordinate the servicing of all Receivables. The Company, the Trustee and the Holders shall treat Ingram Micro Inc. as Master Servicer and Servicer and may conclusively rely on the instructions, notices and reports of Ingram Micro Inc. as the Master Servicer and Servicer for so long as Ingram Micro Inc. continues in its appointments as Master Servicer and Servicer.

        SECTION 2.02. Servicing Procedures.

        (a) Each Servicer shall manage the servicing and administration of the Serviced Receivables, the collection of payments due under such Serviced Receivables and charging off of any such Serviced Receivables as uncollectible, all in accordance with the Policies and the terms of the Pooling and Servicing Agreements; provided, however, if Ingram Micro Inc. is no longer the Master Servicer, the Master Servicer shall service the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account. Each Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable, but subject to the terms of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and subject to Section 6.01 hereof, each Servicer or its designee with respect to its Serviced Receivables and the Master Servicer or its designee with respect to all Receivables is hereby authorized and empowered to (i) execute and deliver, on behalf of the Trustee for the benefit of the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to Receivables and (ii) make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or laws.

        (b) Without limiting the generality of the foregoing and subject to
Section 6.01 hereof, the Master Servicer or its designee is hereby authorized and empowered to give written

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direction to the Trustee with respect to withdrawals from, and payments to, the
Collection Account in accordance with the Daily Report and as otherwise specified in the Pooling and Servicing Agreements.

        (c) Each Servicer shall, at its cost and expense and as agent for the Company and the Trustee, collect, consistent with its past practices, as and when the same becomes due, all amounts owing on each Receivable. The Servicer shall not make any material change in its administrative, servicing and collection systems that deviates from its Policies, except as expressly permitted by the terms of the Pooling and Servicing Agreements and after giving written notice to the Trustee. In the event of a default under any Receivable, the Servicer shall have the power and authority, on behalf of the Company and the Trust, for the benefit of the Holders, to take such action in respect of such Receivable as the Servicer may deem advisable. In the enforcement or collection of any Receivable, the Servicer shall be entitled, but not required, to sue thereon in (i) its own name or (ii) if, but only if, the Company consents in writing (which consent shall not be unreasonably withheld), as agent for the Company. In no event shall the Servicer be entitled to take any action that would make the Company, the Trustee, any Agent or any Holder a party to any litigation without the express prior written consent of such Person.

        (d) Without limiting the generality of the foregoing and subject to
Section 6.01 hereof, each Servicer is hereby authorized and empowered to delegate any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables to a Person who agrees to conduct such duties in accordance with the Policies; provided, however, that such Servicer shall give prior written notice to the Company, the Trustee, each Agent and the Rating Agencies of any such delegation relating to a material duty prior to such delegation being effective, such Servicer shall have received notice that the Rating Agency Condition shall be satisfied after giving effect to such delegation and the consent of the Company, the Trustee and each Agent to such delegation shall have been obtained. No delegation of duties by a Servicer permitted hereunder shall relieve such Servicer of its liability and responsibility with respect to such duties.

        (e) Except as provided in the Pooling and Servicing Agreements, no Servicer nor any Successor Servicer shall be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Serviced Receivables transferred to the Company (and, subsequently, to the Trust) from the procedures, offices, employees and accounts used by such Servicer or such Successor Servicer, as the case may be, in connection with servicing other receivables.

        (f) Each Servicer shall comply with and perform its servicing obligations with respect to the Serviced Receivables in accordance with the contracts, if any, relating to the Serviced Receivables and the Policies.

        (g) No Servicer shall take any action to cause any Serviced Receivable not evidenced by any "instrument" (as defined in the UCC as in effect in the State of New York) upon origination to become evidenced by an instrument and no Servicer shall take any action to cause any interest in any Serviced Receivable to be evidenced by any title documents in bearer form, except in connection with its enforcement or collection of a Serviced Receivable, in which event

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such Servicer shall deliver such instrument or title documents to the Trustee as soon as reasonably practicable, but in no event more than five days after execution thereof; provided that any origination of Receivables by any Servicer, in its capacity as a Seller, in compliance with the Pooling and Servicing Agreements shall not constitute a breach of this Section 2.02(g).

        SECTION 2.03. Collections.

        (a) Each Servicer shall have instructed all Obligors to make all payments in respect of the Receivables to a Lockbox or a Lockbox Account. Each of the Company and each Servicer represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of, the Pooling and Servicing Agreements. Without limiting the generality of the foregoing, the Master Servicer shall comply with the provisions of subsection 3.01(d) of the Pooling Agreement as to remittance of funds available in any Lockbox Account. In the event that any payments in respect of any Receivable are made directly to a Servicer (including any employees thereof or independent contractors employed thereby), such Servicer shall, within two Business Days of receipt thereof, deliver (which may be via regular mail) or deposit such amounts to a Lockbox, a Lockbox Account or the Collection Account and, prior to forwarding such amounts, such Servicer shall hold such payments in trust as custodian for the Company and the Trustee.

        (b) Each Lockbox Agreement shall provide that the Lockbox Processor thereunder is irrevocably directed, and such Lockbox Processor irrevocably agrees, (i) to deposit funds received in the Lockbox directly into the Lockbox Account and (ii) to transfer all available funds on deposit in the Lockbox Account within one Business Day of the Business Day Received to the Trustee for deposit in the Collection Account. Each Lockbox Agreement shall be substantially in the form specified in the Pooling Agreement, subject to modifications thereof as provided in the Pooling Agreement and applicable Supplements. Prior to any resignation of the Lockbox Processor or termination of the Lockbox Processor by the Company or the Trustee with respect to any Receivables, each Servicer hereby agrees (to the extent that it is a Responsible Servicer with respect to such Receivables) to obtain a replacement Lockbox Processor. Upon satisfaction of the Rating Agency Condition, a Servicer may enter into any amendments or modifications of a Lockbox Agreement that such Servicer reasonably deems necessary to conform such Lockbox Agreement to the cash management system of the Company or the Responsible Servicer.

        (c) The Trustee shall administer amounts on deposit in the Collection Account in accordance with the terms of the Pooling and Servicing Agreements. Each of the Company, the Master Servicer and each Servicer acknowledges and agrees that (i) it shall not have any right to withdraw any funds on deposit in the Collection Account or any Lockbox Account and (ii) all amounts deposited in the Collection Account or any Lockbox Account shall be under the sole dominion and control of the Trustee (subject to the Master Servicer's or Servicer's rights to direct the application of any such amounts as provided by the terms of the Pooling and Servicing Agreements).

        (d) As soon as practicable, but in any event not later than the Business Day following the date that a Servicer identifies any of the collected funds received in the Collection Account as

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funds that do not constitute Collections on account of the Receivables, such moneys that do not constitute such Collections shall be remitted to the Master Servicer and then by the Master Servicer to the appropriate Seller.

        (e) Unless otherwise required by law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections received from an Obligor shall be applied to the oldest Receivables of such Obligor.

        SECTION 2.04. Reconciliation of Deposits. If in respect of Collections on account of a Receivable, the Responsible Servicer deposits into the Collection Account an amount that is less than or more than the actual amount of such Collections, such Servicer shall, in lieu of making a reconciling withdrawal or deposit, as the case may be, adjust the amount subsequently deposited into such Collection Account to reflect such mistake.

        SECTION 2.05. Servicing Compensation.

        (a) As full compensation for each Servicer's servicing activities hereunder and reimbursement for its expenses as set forth in Section 2.05(b) below, the Master Servicer, on behalf of the Servicers, shall be entitled to receive on each Distribution Date, for the preceding Settlement Period prior to the termination of the Trust pursuant to Section 9.01 of the Pooling Agreement, a servicing fee (the "Servicing Fee"). The Servicing Fee shall be an amount equal to (i) the product of (A) the Servicing Fee Percentage and (B) the average aggregate Principal Amount of the Receivables in the Trust for such Settlement Period and (C) the number of days in such Settlement Period, divided by (ii)
360. Except as otherwise set forth in the related Supplement, the share of the Servicing Fee allocable to each Outstanding Series for any Settlement Period shall be an amount equal to the product of (i) the Servicing Fee for such Settlement Period and (ii) the Invested Percentage for such Series (with respect to any such Series, the "Monthly Servicing Fee"); provided, however, that if on any day a Seller or any Affiliate thereof is acting as a Servicer and an Early Amortization Event has occurred and is continuing with respect to any Outstanding Series, the portion of the Monthly Servicing Fee payable to such Seller or an Affiliate thereof with respect to such Outstanding Series shall be deferred until all amounts due under the Investor Certificates of such Outstanding Series have been paid in full. The Servicing Fee shall be payable to the Master Servicer, solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Pooling Agreement.

        (b) The Company hereby directs the Master Servicer to pay amounts due to the Trustee pursuant to Section 8.05 of the Pooling Agreement and the reasonable fees and disbursements of independent accountants, and all other reasonable fees and expenses of the Trust (including counsel fees, if any) not expressly stated herein to be for the account of the Holders; provided, however, that in no event shall the Master Servicer, any Servicer or the Trustee be liable for any Federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust or the Holders except in accordance with Section 5.02 hereof and as otherwise expressly provided herein. Each Servicer shall be required to pay expenses for its own account, and shall not be entitled to any payment therefor other than its portion of the Servicing Fee. Nothing contained herein shall be construed to limit the

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obligation of the Master Servicer or the Company to pay any amounts due the
Trustee pursuant to Section 8.05 of the Pooling Agreement.

                                   ARTICLE III
     Representations and Warranties of the Master Servicer and each Servicer

        SECTION 3.01. Representations and Warranties. As of (i) the date hereof and (ii) each Issuance Date, the Master Servicer and each Servicer hereby make the following representations and warranties as to itself (and in the case of Ingram Micro Inc. as to its Significant Subsidiaries) to each of the parties hereto:

        (a) Organization; Powers. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Servicer Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be a party.

        (b) Authorization; No Conflict. The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and performance of the transactions contemplated hereby and thereby (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any Requirement of Law or (2) any provision of any Transaction Document or other material Contractual Obligation to which it or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation, except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Servicer Material Adverse Effect, or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens and any Lien created hereunder or contemplated or permitted hereby).

        (c) Enforceability. This Agreement has been duly executed and delivered by it and constitutes, and each other Transaction Document to which it is a party when executed and delivered by it will constitute, its legal, valid and binding obligation enforceable against it in accordance with such document's terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) general principals of equity (whether enforcement is sought by a proceeding in equity or at law).

        (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with

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the Transactions, except for (i) the filing of UCC financing statements and (ii)
such as have been made or obtained and are in full force and effect.

        (e) Litigation; Compliance with Laws.

                (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it or any Significant Subsidiary (A) that involve any Transaction Document or the Transactions or (B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Servicer Material Adverse Effect.

                (ii) Neither it nor any Significant Subsidiary is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Servicer Material Adverse Effect.

        (f) Agreements.

                (i) Neither it nor any Significant Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Servicer Material Adverse Effect.

                (ii) Neither it nor any Significant Subsidiary is in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Servicer Material Adverse Effect.

        (g) No Servicer Default. No Servicer Default or Potential Servicer Default has occurred and is continuing.

        (h) Servicing Ability. As of the related Issuance Date, there has not been since the date of this Agreement any adverse change in its ability to perform its obligations as Servicer under any Transaction Document to which it is a party.

        (i) Location of Records. The office at which it keeps its records concerning any Receivables is either (i) located at the address set forth for it on Schedule 1 to the Receivables Sale Agreement or (ii) at a location as to which the Company and the Trustee have been notified in accordance with the provisions of Section 4.08 hereof. Its chief executive office is located at such location and such office is the place where it is "located" for the purposes of
Section 9-103(3)(d) of the UCC as in effect in the State of New York.

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                                   ARTICLE IV
               Covenants of the Master Servicer and each Servicer

        SECTION 4.01. Delivery of Daily Reports. Unless otherwise specified in the Supplement with respect to any Series, for each Business Day (the "Reported Day") and with respect to each Outstanding Series, the Master Servicer shall submit to the Company, the Trustee and the relevant Agent no later than 3:30 p.m., New York City time, on the next Business Day following each Reported Day, a written report substantially in the form attached to the related Supplement for each such Series (the "Daily Report") setting forth for the Reported Day total Collections on the Receivables, the amount of Collections attributable to previously identified Ineligible Receivables for which an Adjustment Payment and a Seller Adjustment Payment have been made pursuant to the Pooling Agreement and the Receivables Sale Agreement, respectively (which are payable to the Seller in accordance with Section 2.06(a) of the Receivables Sale Agreement), the amount of Receivables originated, the amount of Ineligible Receivables (if any) identified on the Reported Day, and such other information as the Company, the Trustee or such Agent may reasonably request. The Daily Report may be delivered in an electronic format mutually agreed upon by the Master Servicer and the Trustee, or pending such agreement, by facsimile. By delivery of a Daily Report, the Master Servicer shall be deemed to have made a representation and warranty that all information set forth therein is true and correct in all material respects.

        SECTION 4.02. Delivery of Monthly Settlement Statement. Unless otherwise specified in the Supplement with respect to any Outstanding Series, the Master Servicer hereby covenants and agrees that it shall deliver to the Company, the Trustee, the relevant Agent and each Rating Agency by 5:00 p.m., New York City time, on each Settlement Report Date, a certificate of a Responsible Officer of the Master Servicer substantially in the form attached to the related Supplement for each such Outstanding Series (a "Monthly Settlement Statement") setting forth, as of the last day of the Settlement Period most recently ended and for such Settlement Period, (a) the information described in the form of such Monthly Settlement Statement with such changes as may be agreed to by the Master Servicer, the Company, the Trustee and the relevant Agent (if any) and subject to satisfaction of the Rating Agency Condition and (b) such other information as the Trustee or the relevant Agent may reasonably request. Such certificate shall include a certification by a Responsible Officer of the Master Servicer that, to such Responsible Officer's knowledge, the information contained therein is true and correct in all material respects and the related Servicer has performed all of its obligations in all material respects under each Transaction Document to which it is a party throughout such preceding Settlement Period (or, if there has been a default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof). A copy of each Monthly Settlement Statement may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

        SECTION 4.03. Delivery of Annual Master Servicer's Certificates. The Master Servicer shall deliver to the Company, the Trustee, each Agent and each Rating Agency, an Officer's Certificate substantially in the form of Exhibit A hereto, certifying that:

        (a) a review of its activities during the preceding calendar year, and of its performance under each Transaction Document was made under the supervision of such Responsible Officer;

        (b) to such Responsible Officer's knowledge, based on such review, the Master Servicer and each Servicer have performed their respective obligations under each Transaction Document throughout the period covered by such certificate (or, if there has been a default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof); and

        (c) each Daily Report and Monthly Settlement Statement was correct in all material respects.

Such certificate shall be delivered by the Master Servicer within 120 days after the end of each calendar year commencing with the year ending December 31, 2000. A copy of each such certificate may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

        SECTION 4.04. Delivery of Independent Public Accountants' Servicing Reports. The Master Servicer shall cause Independent Public Accountants to furnish to the Company, and upon execution of an acknowledgment letter with such Independent Public Accountants as they may reasonably require, the Trustee and each Agent within 120 days following the last day of its fiscal year a letter to the effect that such firm has performed certain agreed-upon procedures (substantially in the form of Exhibit B hereto) relating to the Master Servicer and its performance hereunder during the preceding fiscal year and describing such accountant's findings with respect to such procedures. A copy of such report may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office; provided, that reliance by such Holder may be conditioned upon its execution of an acknowledgment letter with such Independent Public Accountants.

        SECTION 4.05. Extension, Amendment and Adjustment of Receivables; Amendment of Policies.

        (a) Each Servicer hereby covenants and agrees with the Company and the Trustee that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any Serviced Receivable, or otherwise take any action that is intended to cause or permit a Serviced Receivable that is an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (i) in accordance with the terms of its Policies, (ii) as required by any Requirement of Law or (iii) in the case of any Dilution Adjustments, upon the payment by or on behalf of the appropriate Seller of a Seller Dilution Adjustment Payment pursuant to Section 2.05 of the Receivables Sale Agreement. Any Dilution Adjustment authorized to be made pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables and if as a result of such a reduction the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount, the Company (in addition to the obligations of the Seller under the Receivables Sale Agreement in respect of such Dilution Adjustment) shall be required to pay into the Series Principal Collection Sub-subaccount with respect to each Outstanding Series in immediately available funds, within one Business Day of such determination, the pro rata share for such Series of the amount (the "Cash Dilution Payment") by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount.

        (b) No Servicer shall change or modify its Policies in any material respect, except (i) if such change or modification is necessary under any Requirement of Law (which for the purposes of this Section shall not include the certificate of incorporation or by-laws or other organizational or governing documents of the Master Servicer) or (ii) if the Rating Agency Condition is satisfied with respect thereto and the Agents have consented thereto (which consent shall not be unreasonably withheld). Each Servicer shall provide notice to the Company, the Trustee, each Agent and each Rating Agency of any change or modification of its Policies; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause
(i) above, would reasonably be expected to have a Material Adverse Effect, a Seller Material Adverse Effect, a Servicer Material Adverse Effect or a Company Material Adverse Effect with respect to a Series that is not rated by a Rating Agency, then the consent of Investor Certificateholders representing Investor Certificateholders' Interest aggregating not less than 50% of the Adjusted Invested Amount of such Series (or, as otherwise specified in the related Supplement) shall be required to effect such change or modification.

        SECTION 4.06. Protection of Holders' Rights. Each of the Master Servicer and each Servicer hereby agrees with the Company and the Trustee that it shall take no action, nor intentionally omit to take any action, that would reasonably be expected to adversely impair the rights, remedies or interests of the Holders under the Transaction Documents in respect of the Receivables or any Related Property nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with its Policies or Section 4.05 above.

        SECTION 4.07. Security Interest. Each of the Master Servicer and each Servicer hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Receivable or any Receivable Assets (as defined in the Receivables Sale Agreement), whether now existing or hereafter created, or any interest therein, and each of the Master Servicer and each Servicer shall defend the right, title and interest of the Company and the Trust in, to and under any Receivable and any Receivable Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Master Servicer, the Servicer or the Company; provided, however, that nothing in this Section 4.07 shall prevent or be deemed to prohibit the Servicer from suffering to exist upon any of the Receivables any Permitted Liens.

        SECTION 4.08. Location of Records. Each Servicer hereby covenants and agrees that it (a) shall not move its chief executive office or any of the offices where it keeps its records with respect to any Receivables outside of the location specified in respect thereof on Schedule 4 to the Receivables Sale Agreement, in any such case, without giving 30 days prior written notice to the Company, the Trustee, each Agent and the Rating Agencies and (b) shall promptly take all actions (including any filings under the UCC) required or reasonably necessary in order to continue the valid and enforceable interest of the Company and the Trust in all Receivables and Receivable Assets.

        SECTION 4.09. Visitation Rights.

        (a) Each Servicer shall, at any reasonable time during normal business hours on any Business Day, and from time to time, upon reasonable prior notice, and as often as may reasonably be requested, and at any time after the occurrence of a Servicer Default, and in any case subject to its security and confidentiality requirements, (i) permit the Company, the Trustee, any Agent or any of their respective agents or representatives (who may be accompanied by agents or representatives of any Insurer), (A) to examine and make copies of and abstracts from its records, books of account and documents (including computer tapes and disks) relating to the Receivables and (B) following the termination of its appointment as Servicer to be present at its offices and properties to administer and control the Collection of the Receivables and to allow the Trustee access to documents, instruments and other records (including the documents, instruments and other records required to be transferred to a successor pursuant to Section 6.01 hereof upon a Servicer Transfer), equipment and personnel that are necessary to enable a Successor Servicer to continue servicing operations in accordance with the terms of the Transaction Documents and (ii) permit the Company, the Trustee, any Agent or any of their respective agents or representatives (who may be accompanied by agents or representatives of any Insurer) to visit its properties to discuss its affairs, finances and accounts relating to the Receivables or its performance hereunder or under any of the other Transaction Documents to which it is a party with any of its officers or directors; provided that, except as otherwise provided in Section 8.05(b) of the Pooling Agreement, any such examination or visit shall be at the cost and expense of the party or parties making such examination or visit.

        (b) Each Servicer shall provide the Trustee with such other information as the Trustee may reasonably request in connection with the fulfillment of the Trustee's obligations under the Pooling and Servicing Agreements.

        SECTION 4.10. Lockbox Agreement; Lockbox Accounts. Each Servicer shall
(a) maintain, and keep in full force and effect, each Lockbox Agreement to which it is a party, except to the extent otherwise permitted under the terms of the Transaction Documents, and (b) take all reasonable actions necessary to ensure that each Lockbox Account shall be free and clear of, and defend each Lockbox Account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process; provided, however, that upon satisfaction of the Rating Agency Condition, the Company may enter into any amendments to or modifications of a Lockbox Agreement that the Company reasonably deems necessary to conform such Lockbox Agreement to the cash management system of the Company or the Servicer.

        SECTION 4.11. Delivery of Financial Statements. For so long as it is the Master Servicer or a Servicer, Ingram Micro Inc. shall furnish to the Company, the Trustee, any Insurer, each Agent and the Rating Agencies:

        (a) promptly after filing, copies of each Form 10-K, Form 10-Q and Form 8K (or any respective successor forms) filed with the Securities and Exchange Commission (or any successor authority) or any national securities exchange (including, in each case, any exhibits thereto if requested);

        (b) to the extent not disclosed in such Forms 10-K, Forms 10-Q and Forms 8-K for the applicable period, copies of the following financial statements, reports, notices and information:

                (i) within 120 days after the end of each fiscal year of Ingram Micro Inc., Ingram Micro Inc.'s consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of Ingram Micro Inc. and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis, the figures for the previous year), all audited by Price Waterhouse or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except that qualifications relating to
        (i) preacquisition balance sheet accounts of Persons acquired by Ingram Micro Inc. or any of its Subsidiaries and (ii) statements in reliance on another accounting firm shall be permitted) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Ingram Micro Inc. and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Ingram Micro Inc., Ingram Micro Inc.'s unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of Ingram Micro Inc. and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Responsible Officer of Ingram Micro Inc. as fairly presenting in all material respects the consolidated financial condition and results of operations of Ingram Micro Inc. and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

        (c) concurrently with any delivery of financial statements under subsection (b)(i) above, a certificate of the Responsible Officer certifying such statements;

        (d) promptly after the filing thereof copies of any registration statement (other than the exhibits thereto and excluding any registration statements on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors and employees of Ingram Micro Inc., Ingram Industries Inc., Ingram Entertainment Inc. or any of their respective Subsidiaries or Affiliates); and

        (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Ingram Micro Inc., any Significant Subsidiary, or compliance with the terms of any Transaction Document, in each case as the Trustee, any Agent or any Holder may reasonably request.

        SECTION 4.12. Notices. The Master Servicer and each Servicer, as applicable, shall furnish to the Company, the Trustee, each Agent, any Insurer and each Rating Agency, promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization Event or Servicer Default, written notice thereof.

                                    ARTICLE V
         Other Matters Relating to the Master Servicer and Each Servicer

        SECTION 5.01. Merger, Consolidation etc. The Master Servicer shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, transfer, lease, assign or otherwise dispose of, all or substantially all of its assets and its consolidated subsidiaries (taken as a whole) other than the assignments and transfers contemplated hereby to another Person or liquidate or dissolve unless:

                (i) either the Master Servicer is the surviving entity or the surviving Person (A) is organized and in good standing under a State of the United States or the District of Columbia and is an Eligible Successor Master Servicer and (B) assumes, by execution of a supplemental agreement (a "Supplemental Agreement") the performance of each of the Master Servicer's covenants and obligations hereunder;

                (ii) it has delivered to the Trustee an Officer's Certificate executed by a Vice President or other senior officer of the Master Servicer and an Opinion of Counsel addressed to the Trust and the Trustee (A) each stating that such consolidation, merger, conveyance or transfer complies with this Section 5.01 and (B) further stating in the Officer's Certificate that all conditions precedent herein provided for relating to such transaction have been complied with and in the case of the Opinion of Counsel, that such Supplemental Agreement is legally valid and binding; and

                (iii) the Rating Agency Condition shall have been satisfied.

        SECTION 5.02. Indemnification of the Trust and the Trustee.

        (a) The Master Servicer and each Servicer hereby agree to indemnify and hold harmless the Company, the Trustee for the benefit of the Holders and the Trustee and their respective directors, officers, agents and employees and the Trust (each, an "Indemnified Person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, its activities pursuant to any Pooling and Servicing Agreement including but not limited to any judgment, award, settlement, reasonable attorneys fees and other reasonable costs or expenses incurred in connection therewith; provided that neither the Master Servicer nor any Servicer shall indemnify any Indemnified Person for any liability, cost or expense of such Indemnified Person (i) arising from a default by an Obligor with respect to any Receivable (except that indemnification shall be made to the extent that such default arises out of the Master Servicer's or any Servicer's failure to perform its duties or obligations under this Agreement), (ii) to the extent that such liability, cost or expense arises from the gross negligence, bad faith or willful misconduct of such Indemnified Person (or any of its respective directors, officers, agents or employees), (iii) with respect to any federal, state or local income or franchise taxes or any other taxes imposed on or measured by income (or any interest or penalties or additions with respect thereto) required to be paid by the Trust, any Holder or any other Person in connection herewith to any taxing authority or (iv) with respect to any action taken by the Trustee at the request of any Investor Certificateholder or holder of a VFC Beneficial Interest. The provisions of this indemnity shall run directly to, and be enforceable by, any injured party and shall survive the termination of the Agreement or the resignation of the Master Servicer or any Servicer as the case may be.

        (b) In addition to subsection (a) above, the Master Servicer and each Servicer shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, damage or injury suffered or sustained by reason of a breach by the Master Servicer or any Servicer of any covenant contained in Sections 2.02(g), 4.05, 4.06 or 4.07 that materially adversely affects the interest of the Company or the Holders under the Transaction Documents with respect to any Receivable (an "Indemnification Event"), in an amount equal to the outstanding Principal Amount at such time of such Receivable. Payment shall occur on or prior to the 30th Business Day after the day such Indemnification Event becomes known to the Master Servicer or Servicer unless such Indemnification Event shall have been cured on or before such day.

        SECTION 5.03. Resignation by Master Servicer or Any Servicer. Neither the Master Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law, and (B) there is no reasonable course of action that it could take to make the performance of its duties hereunder permissible under applicable law or (ii) such Servicer is terminated as a Seller in accordance with the Receivables Sale Agreement. Any such determination pursuant to clause (i) above permitting the resignation of the Master Servicer or a Servicer shall be evidenced as to clause
(i)(a) above by an Opinion of Counsel to such effect delivered to the Company, the Trustee and each Agent. No such resignation shall become effective until a Successor Servicer or the Trustee shall have assumed the responsibilities and obligations of the Master Servicer or such Servicer, as applicable, in accordance with Section 6.02 hereof. The Trustee, the Company, each Agent, any Insurer and each Rating Agency shall be notified of such resignation by the Master Servicer or such Servicer.

        SECTION 5.04. Access to Certain Documentation and Information Regarding the Receivables. Each Servicer shall hold in trust for the Company and the Trustee and shall provide access to, at the office of such Servicer such documents, computer programs, books of account and other records as are reasonably necessary to enable the Trustee to determine at any time the status of the Serviced Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing the Serviced Receivables in the event of the destruction of the originals thereof or otherwise in connection with the enforcement of the rights of Certificateholders; provided that such access is afforded only (i) upon such reasonable request, (ii) during normal business hours and (iii) subject to such Servicer's normal security and confidentiality procedures).

                                   ARTICLE VI
                     Servicer Defaults; Servicer Termination

        SECTION 6.01. Servicer Defaults. If any one of the following events (each, a "Servicer Default") shall occur and be continuing:

        (a) failure by the Master Servicer to deliver (i) any Daily Report within two Business Days of the date due or, if such failure arises from a failure of the Master Servicer's management information system and the Agent has been notified of the occurrence of such management information system failure, within three Business Days of the date due or (ii) any Monthly Settlement Statement within three Business Days of the date due, conforming in all material respects to the requirement of Section 4.01 or 4.02, as the case may be;

        (b) failure by the Master Servicer or any Servicer to (i) make any payment required to be paid by it under Section 2.03 or any other fixed principal, interest or fees payable under any Pooling and Servicing Agreement (it being acknowledged that for such purpose the responsibility of the Master Servicer or such Servicer is limited to payment of amounts actually received) and such failure shall remain unremedied for more than five Business Days or
(ii) pay all amounts required to be paid in respect of those payments described in the foregoing clause (i) and pay any other amounts required to be paid by it under any Pooling and Servicing Agreement (it being acknowledged that for such purpose the responsibility of the Master Servicer or such Servicer is limited to payment of amounts actually received) and such failure continues for five Business Days after the earlier to occur of (x) the date upon which a Responsible Officer of the Master Servicer or such Servicer obtains knowledge of such failure or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Master Servicer or such Servicer by the Company or the Trustee, or (2) to the Company, the Trustee, the Master Servicer and such Servicer by Holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount;

        (c) failure on the part of the Master Servicer or any Servicer duly to observe or to perform in any material respect any other of its covenants or agreements set forth in any Pooling and Servicing Agreement and that, with respect to any covenants or agreements not contained in Section 4.07 or 4.08, continues unremedied for more than 30 days after the earlier of (i) the date on which the Master Servicer has actual knowledge of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the

Master Servicer by the Company or the Trustee, or to the Company, to the Trustee, to the Master Servicer and to the Servicer by any Holder of Investor Certificates or any Agent; provided, that no Servicer Default shall be deemed to occur under this subsection with respect to a failure on the part of the Master Servicer or a Servicer if the Master Servicer or the Servicer, as the case may be, shall have complied with the provisions of Section 5.02(b) with respect thereto;

        (d) any representation, warranty or certification made by the Master Servicer or a Servicer in the Pooling and Servicing Agreements or in any certificate delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; provided, that no Servicer Default shall be deemed to occur under this Section 6.01(d)(i) with respect to a failure on the part of the Master Servicer or the Servicer if the Servicer shall have complied with the provisions of Section 5.02(b) with respect thereto;

        (e) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Master Servicer or a Servicer in an involuntary case under any Applicable Insolvency Law, which decree or order is not stayed, or any other similar relief shall be granted under any applicable Federal or state law and shall not be stayed; (ii) an involuntary case is commenced against the Master Servicer or a Servicer under any Applicable Insolvency Law, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Master Servicer or a Servicer or over all or a substantial part of the property of the Master Servicer or a Servicer shall have been entered, an interim receiver, trustee or other custodian of the Master Servicer or a Servicer for all or a substantial part of the property of the Master Servicer or a Servicer is involuntarily appointed or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Master Servicer or a Servicer and the continuance of any such events in this clause (ii) for 60 days unless dismissed, bonded or discharged; (iii) the Master Servicer or a Servicer shall at its request have a decree or an order for relief entered with respect to it, commence a voluntary case under the Bankruptcy Code or any Applicable Insolvency Law, consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; (iv) the making by the Master Servicer or a Servicer of any general assignment for the benefit of creditors; (v) the inability or failure of the Master Servicer or a Servicer generally to pay its debts as such debts become due; or (vi) the Board of Directors of the Master Servicer or a Servicer adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

        (f) there shall have occurred and be continuing (i) a Purchase Termination Event under the Receivables Sale Agreement or (ii) an Early Amortization Event (other than Early Amortization Events set forth in Section 5.01(b), (c), (f), (g), (i), (j), (k), (l), (n), (o), and (s) of the Series
2000-1 Supplement);

        (g) the Servicing Agreement shall cease, for any reason, to be in full force and effect or the Master Servicer or any Servicer or any Affiliate of the foregoing shall so assert in writing;

        (h) (i) a default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Master Servicer or a Servicer or any of their respective Subsidiaries having an outstanding aggregate principal amount in excess of the lesser of (A) (1) 5% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, individually or (2) 10% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, in the aggregate and (B) $75,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness and (ii) in either case, the holder or holders of such Indebtedness, or any trustee or agent for such holders, has caused the maturity of such Indebtedness to be accelerated or such Indebtedness is thereby required to be repaid, redeemed, purchased, defeased or is otherwise due and payable prior to its expressed maturity (for purposes of this subsection, the terms Consolidated Tangible Net Worth and Fiscal Period shall have the meanings set forth in Section 8.03 of the Series 2000-1 Supplement);

        then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied or waived, the Company (with the consent of the Trustee) may, the Company at the direction of the Trustee shall, and the Company and the Trustee shall, at the written direction of the Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount voting as a single class, by notice then given in writing to the Master Servicer and the Servicers and to each Rating Agency (a "Termination Notice"), terminate all or any part of the rights and obligations of the Master Servicer or any Servicer, as applicable, under the Pooling and Servicing Agreements. Notwithstanding anything to the contrary in this Section 6.01, a delay in or failure of performance referred to under clause (b) above for so long as no funds have been remitted to the Master Servicer, a Servicer or the Company or a delay in or failure of performance referred to under clause (a) above for a period of 5 Business Days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the applicable Servicer and such delay or failure was caused by a Force Majeure Delay. After receipt by the Master Servicer or a Servicer of a Termination Notice, and on the date that a Successor Master Servicer or Successor Servicer, as the case may be, shall have been appointed by the Company and the Trustee pursuant to Section 6.02 hereof, all authority and power of the Master Servicer or such Servicer, as the case may be, under any Pooling and Servicing Agreement to the extent specified in such Termination Notice shall pass to and be vested in the Successor Master Servicer (a "Master Servicer Transfer") or Successor Servicer (a "Service Transfer"), as the case may be, and, without limitation, such Successor Master Servicer or such Successor Servicer, as the case may be, is hereby directed, authorized and empowered (upon the refusal of the Master Servicer or the Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer or such Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the refusal of the Master Servicer or such Servicer to execute or to deliver such documents or instruments, and to do and to accomplish all other acts or things necessary or appropriate to effect the purposes of such Master Servicer Transfer or Service Transfer, as the case may be, and the Successor Master Servicer or Successor Servicer shall incur no liability in connection with effecting such Master Servicer Transfer or Service Transfer. Each of the Master Servicer and the Servicer agrees to cooperate with the Company and the Trustee and such Successor Master Servicer or Successor Servicer in effecting the termination of the responsibilities and rights of the Master Servicer or the Servicer to conduct its duties hereunder, including, without limitation, the transfer to the

Successor Master Servicer or Successor Servicer, as the case may be, of all authority of the Master Servicer to coordinate the Servicing of all Receivables or all authority of such Servicer to service the Serviced Receivables, as the case may be, provided for under the Pooling and Servicing Agreements (including, in the case of such Servicer, without limitation, all authority over all Collections that shall on the date of transfer be held by the Servicer for deposit, or that have been deposited by such Servicer, in the Collection Account, or that shall thereafter be received with respect to the Serviced Receivables), and in assisting the Successor Master Servicer or Successor Servicer. Upon a Master Servicer Transfer or Service Transfer, the terminated Master Servicer or Servicer shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses (to the extent transferable), rights, copies of all relevant computer programs and any necessary licenses (to the extent transferable) for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or record Receivables sold and assigned to the Trust and (ii) are otherwise necessary to enable a Successor Master Servicer or Successor Servicer, as the case may be, to coordinate servicing of all such Receivables and to, in the case of a Successor Master Servicer, prepare and deliver Daily Reports and Monthly Settlement Statements, (iii) are otherwise necessary to enable a Successor Master Servicer or Successor Servicer to effect the immediate Collection of such Receivables, with or without the participation of the Seller, Master Servicer or Servicer and
(y) deliver to the extent permitted by law or license (to the extent transferable) the use of all of the foregoing documents, instruments and other records to such Successor Master Servicer or Successor Servicer at a place designated by such Successor Master Servicer or Successor Servicer; provided, however, that neither the Master Servicer nor such Servicer shall be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Successor Master Servicer or Successor Servicer. In recognition of the terminated Master Servicer's or Servicer's need to have access to any such documents, instruments and other records that may be transferred to a Successor Master Servicer or Successor Servicer hereunder, whether as a result of its continuing responsibility as a Servicer of accounts receivable that are not sold and assigned to the Trust or otherwise, such Successor Master Servicer or Successor Servicer shall provide to such terminated Master Servicer or Servicer reasonable access to such documents, instruments and other records transferred by such terminated Master Servicer or Servicer to it in connection with any activity arising in the ordinary course of the terminated Master Servicer's or Servicer's business; provided that the terminated Master Servicer or Servicer shall not disrupt or otherwise interfere with the Successor Master Servicer or Successor Servicer's use of and access to such documents, instruments and other records. To the extent that compliance with this Section
6.01 shall require the terminated Master Servicer or Servicer to disclose to the Successor Master Servicer or Successor Servicer information of any kind that the terminated Master Servicer or Servicer reasonably deems to be confidential, the Successor Master Servicer or Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the terminated Master Servicer or Servicer shall reasonably deem necessary to protect its interests. All costs and expenses incurred by the terminated Master Servicer or Servicer and the Trustee in connection with any Master Servicer Transfer or Service Transfer shall be for the account of the terminated Master Servicer or Servicer and to the extent any costs or expenses incurred by the Trustee are not so paid, the Trustee shall be entitled to be paid such items from amounts that would otherwise be distributable to the Company under Article III of the Pooling Agreement.

        SECTION 6.02. Trustee To Act; Appointment of Successor.

        (a) On and after (i) the receipt by any Servicer of a Termination Notice pursuant to Section 6.01 or (ii) the date on which the applicable Servicer notifies the Trustee, the Master Servicer, the Company, each Rating Agency and each Agent in writing of its resignation pursuant to Section 5.03 (the "Resignation Notice"), the Servicer shall continue to perform all servicing functions under the Pooling and Servicing Agreements until the earlier of (x) the date on which a successor Servicer (a "Successor Servicer") accepts its appointment and (y) 60 days after the delivery of such Termination Notice or Resignation Notice, as the case may be. Upon the receipt by the Master Servicer of a Termination Notice or Resignation Notice with respect to a Servicer, the Master Servicer shall, without any action on the part of the Company, the Trustee or any other Person, be deemed appointed as Successor Servicer with respect to the Serviced Receivables; provided that no Successor Servicer need be appointed if the Servicer has resigned its duties in connection with its termination as a Seller in accordance with Section 7.04(b) hereof. The Master Servicer shall accept its appointment as Successor Servicer by a written notice delivered to the Trustee and the Company. In the event that the Master Servicer is unable to accept the appointment as Successor Servicer, the Trustee shall appoint any Eligible Successor Servicer.

        (b) On and after (i) the receipt by the Master Servicer of a Termination Notice pursuant to Section 6.01 (the "Master Servicer Termination Notice") or
(ii) the date on which the Master Servicer notifies the Trustee, the Company and each Rating Agency in writing of its resignation pursuant to Section 5.03 (the "Master Servicer Resignation Notice"), the Master Servicer shall continue to perform all master servicing functions under the Pooling and Servicing Agreements until the earlier of (x) the date on which an Eligible Successor Master Servicer who has been appointed as successor Master Servicer (a "Successor Master Servicer") accepts its appointment and (y) 60 days after the delivery of such Master Servicer Termination Notice or Master Servicer Resignation Notice, as the case may be. Upon the receipt by the Master Servicer of a Master Servicer Termination Notice or by the Trustee of a Master Servicer Resignation Notice with respect to the Master Servicer, the Trustee shall appoint any Eligible Successor Master Servicer, and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.

        (c) In the event that a Successor Servicer or Successor Master Servicer, as the case may be, has not been appointed or has not accepted its appointment within 60 days of delivery of the Termination Notice or Resignation Notice referred to in subsection (a) hereof with respect to a Successor Servicer, or a Master Servicer Termination Notice or a Master Servicer Resignation Notice referred to in subsection (b) hereof with respect to a Successor Master Servicer, the Trustee without further action shall be appointed Successor Servicer or Successor Master Servicer, as the case may be; provided, that the Trustee shall only be responsible for the duties and liabilities of Successor Servicer or Successor Master Servicer, as the case may be, that are consistent with an orderly collection and liquidation of the Receivables and other Trust Assets in the manner contemplated for such liquidations in Section 7.02 of the Pooling Agreement. The Trustee shall not be liable for any action taken or not taken in effecting such liquidations of Receivables so long as such liquidations are conducted in a commercially reasonable manner and on commercially reasonable terms. The Trustee may delegate any of its master servicing or servicing obligations to an affiliate or agent in accordance with Section 2.02(d). Notwithstanding the above, the Trustee shall, if the Trustee is legally unable so to act, petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Successor Servicer or Eligible Successor Master Servicer as the Successor Servicer or Successor Master Servicer, as the case may be, hereunder. The Master Servicer shall immediately give notice to each Rating Agency of the appointment of any Successor Servicer or Successor Master Servicer.

        (d) Upon its appointment, the Successor Servicer or Successor Master Servicer shall be the successor in all respects to the Servicer or Master Servicer with respect to servicing or master servicing functions under the Pooling and Servicing Agreements (with such changes as are agreed to between such Successor Servicer or Successor Master Servicer, as the case may be, and either the Company (with the consent of the Rating Agencies) or the Company and the Trustee) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Master Servicer by the terms and provisions hereof, and all references in any Pooling and Servicing Agreement to the Servicer or Master Servicer shall be deemed to refer to such Successor Servicer or Master Servicer, as the case may be. The Successor Servicer or Master Servicer, as the case may be, shall not be liable for, and the replaced Master Servicer or Servicer, as the case may be, shall indemnify the Successor Servicer against costs incurred by the Successor Servicer or Master Servicer, as the case may be, as a result of, any acts or omissions of such replaced Servicer or Master Servicer or any events or occurrences occurring prior to the Successor Servicer's acceptance of its appointment as Successor Servicer or Master Servicer, as the case may be. Any Successor Servicer or the Successor Master Servicer, as the case may be, shall manage the servicing and administration of the Receivables in accordance with the Policies of the replaced Servicer or Master Servicer and the terms of the Pooling and Servicing Agreements.

        SECTION 6.03. Waiver of Past Defaults. Except as otherwise provided in any Supplement, Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount may waive any continuing default by the Master Servicer, any Servicer or the Company in the performance of its respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in respect of any Series of Investor Certificates, which shall require a waiver by the Holders of all of the affected Investor Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the Pooling and Servicing Agreements. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Either the Company, the Master Servicer or the Servicer shall provide notice to each Rating Agency of any such waiver.

                                   ARTICLE VII
                            Miscellaneous Provisions

        SECTION 7.01. Amendment. This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of
Section 10.01 of the Pooling Agreement as the same may be modified by applicable provisions of any Supplement.

        SECTION 7.02. Termination.

        (a) The respective obligations and responsibilities of the parties hereto shall terminate on the Trust Termination Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

        (b) All authority and power granted to the Master Servicer and any Servicer under the Pooling and Servicing Agreements shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Company and, without limitation, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer or the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of rights from and after the Trust Termination Date. The Master Servicer and each Servicer shall cooperate with the Company in effecting the termination of its responsibilities and rights to conduct master servicing or servicing, as the case may be, of the Receivables. The Master Servicer and each Servicer shall transfer all of its records relating to the Receivables to the Company in such form as the Company may reasonably request and shall transfer all other records, correspondence and documents to the Company in the manner and at such times as the Company shall reasonably request. To the extent that compliance with this Section 7.02 (b) shall require the Master Servicer or a Servicer to disclose to the Company information of any kind that the Master Servicer or the Servicer, as applicable, deems to be confidential, the Company shall be required to enter into such customary licensing and confidentiality agreements as the Master Servicer or the Servicer, as applicable, shall reasonably deem necessary to protect its interests.

        SECTION 7.03. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICTS OF LAWS PRINCIPLES.

        SECTION 7.04. Addition of Servicers.

        (a) Subject to the terms and conditions hereof, from time to time one or more direct or indirect Subsidiaries of Ingram Micro Inc. that have been approved as additional Sellers pursuant to the Pooling Agreement and any Supplement may become additional Servicers party hereto upon (i) execution by each such Subsidiary of an Additional Seller/Servicer Supplement and (ii) satisfaction of all conditions precedent set forth in Section 3.05 of the Receivables Sale Agreement to such Subsidiary becoming an additional Seller.

        (b) Concurrent with any termination of a Seller under Section 9.13(b) of the Receivables Sales Agreement, the related Servicer shall be terminated as a Servicer under the Servicing Agreement unless such Servicer is the Servicer of the Receivables of a Seller that has not been so terminated.

        SECTION 7.05. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth in Section
10.05 of the Pooling Agreement or Section 9.08 of the Receivables Sale Agreement, or to such other address as may be hereafter notified by the respective parties hereto.

        SECTION 7.06. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 7.07. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Holders and their respective successors and permitted assigns. Except as provided in this Article VII, no other Person shall have any right or obligation hereunder.

        SECTION 7.08. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

        SECTION 7.09. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

        SECTION 7.10. No Set-Off. Except as expressly provided in this Agreement, each of the Master Servicer and the Servicers agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in any Lockbox Account or in the Collection Account for any amount owed to it by the Company, the Trust, the Trustee or any Holder.

        SECTION 7.11. No Bankruptcy Petition. The Master Servicer and the Trustee each hereby covenant and agree that, prior to the date which is one year and one day after the Trust Termination Date, it shall not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         INGRAM FUNDING INC.


                                         By: /s/ P. Kurt Preising
                                            ------------------------------------
                                            Title: Attorney-in-Fact


                                         INGRAM MICRO INC., as Master Servicer
                                         and a Servicer


                                         By: /s/ P. Kurt Preising
                                            ------------------------------------
                                            Title: Senior Director & Worldwide
                                                   Assistant Treasurer


                                         THE CHASE MANHATTAN  BANK, not in its
                                         individual capacity but solely as
                                         Trustee


                                         By: /s/ Melissa J. Adelson
                                            ------------------------------------
                                            Title: Vice President


                                 Signature Page
                                       to
                               Servicing Agreement

                                    EXHIBIT A
                                       TO
                    AMENDED AND RESTATED SERVICING AGREEMENT



                  FORM OF ANNUAL MASTER SERVICER'S CERTIFICATE


        (As required to be delivered within 90 days after the end of each calendar year pursuant to Section 4.03 of the Servicing
                          Agreement referred to below)


                      -------------------------------------
                            INGRAM MICRO MASTER TRUST
                     --------------------------------------


        The undersigned, a duly authorized representative of Ingram Micro Inc., as Master Servicer pursuant to (a) the Amended and Restated Pooling Agreement, dated as of March 8, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Pooling Agreement"), by and among Ingram Funding Inc. (the "Company"), Ingram Micro Inc., as Master Servicer and The Chase Manhattan Bank, as Trustee (the "Trustee") and (b) the Amended and Restated Servicing Agreement, dated as of March 8, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Servicing Agreement"; the Pooling Agreement and the Servicing Agreement, collectively, the "Pooling and Servicing Agreements"), by and among the Company, the Master Servicer, the Servicer and the Trustee, does hereby certify that:

        1. Ingram Micro Inc. is, as of the date hereof, the Master Servicer under the Pooling and Servicing Agreements.

        2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreements to execute and deliver this Certificate to the Trustee.

        3. A review of the activities of the Company, the Master Servicer and the Servicer during the calendar year ended December, 31, 20__, and of its performance under each Transaction Document was conducted under my supervision.

        4. Based on such review, to my knowledge, each of the Company, the Master Servicer and the Servicer has performed in all material respects all of its respective obligations under each Transaction Document and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

        5. The following is a description of all material defaults in the performance of the Master Servicer, each Servicer or the Company under the provisions of the Transaction Documents known to us to have been made during the calendar year ended December 31, 199__, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Master Servicer, the Servicer and /or the Company, if any, to remedy each such default and (iii) the current status of each default:

[If applicable, insert "None."]

        6. The following is a description of each material inaccuracy known to us to exist in any Daily Report and/or Monthly Settlement Statement during the fiscal year of Ingram Micro Inc. ended _____________________.

        Capitalized terms used in this certificate have the meanings ascribed to them in the Pooling and Servicing Agreements.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of _________________, 20__.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                  EXHIBIT B TO
                    AMENDED AND RESTATED SERVICING AGREEMENT



                         FORM OF AGREED-UPON PROCEDURES

        To the Board of Directors of Ingram Funding Inc., the Trustee, the Agent, the Rating Agencies and the Certificateholders:

Independent Accountant's Report on Applying Agreed-Upon Procedures

[Date]

To the Board of Directors of Ingram Micro Inc. and [list specified users]:

        We have performed the procedures enumerated below, which were agreed to by [list specified users], solely to assist you with respect to Section 4.04 of the Amended and Restated Servicing Agreement dated as of March 8, 2000 (the "Agreement") among Ingram Funding Inc., Ingram Micro Inc. (as Servicer), and The Chase Manhattan Bank (as Trustee). This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

        The procedures listed below were performed for the period _____ to _____ with respect to information on the Monthly Settlement Statements (the "Statements") and on five Daily Reports that were selected on a random basis from the above-referenced period (the "Daily Reports"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement. These procedures were not designed to report immaterial items, herein defined as differences of less than $_________.

A. We obtained all Statements for the Fiscal Period and performed the following:

        - We recalculated the mathematical accuracy of the statements.

        - With respect to ending balances of Receivables, we agreed the amounts appearing as Principal Amounts to either schedules prepared by the Servicer or reports generated by the Servicer's systems.

B. For a selection of three Statements (one of which was the Statement for the last Settlement Period of the Fiscal Period), we performed the following procedures:

        With respect to the amount appearing as Collections on such Statements:

        - Obtained a daily listing of Collections for that Settlement Period and agreed the total on the Statements to a cumulative total of the daily listing of Collections for that period.

        - Agreed a random sample of 10% (but at least 10) of the daily collections appearing on the daily listing of cash Collections to the bank statements of Ingram Funding Master Trust (the "Trust").

        - Agreed the total amount of cash Collections allocated to the Series Collection Subaccount of each Outstanding Series during that Settlement Period to the Trust's bank statements.

        - Agreed the total amount of cash Collections allocated to the Series Principal Collection Sub-subaccount and Series Non-Principal Collection Sub-subaccount of each Outstanding Series during that Settlement Period to the Trust's bank statement.

        - Agreed the aggregate amount of Recoveries received during that Settlement Period to the Servicer's system-generated reports.

        - For each Obligor listed on the applicable schedules the amount of whose Receivables is greater than 3.0% of the aggregate amount of all Receivables, agreed the aggregate amount of Receivables with respect to such Obligor to the Seller's system-generated reports.

        With respect to the amount appearing as Defaulted Receivables:

        - Agreed the total Defaulted Receivables to the Servicer's system-generated reports.

        - From a random sample of 10% (but at least 10) of Defaulted Receivables during the month, agreed the default amount to reports generated by the Servicer's system.

        With respect to the amount appearing as Dilution Adjustment Amounts (as defined in the Receivables Sale Agreement):

        - Agreed the Dilution Adjustment Amount to a schedule prepared by the Servicer.

        With respect to the amounts appearing as Ending Eligible Receivables:

        - Recalculated the mathematical accuracy of the Company's schedule of Eligible Receivables.

        - Agreed the amounts appearing in this schedule to a report generated by the Master Servicer's system.

        With respect to the amounts appearing as Ending Invested Percentages applicable during that Settlement Period:

        - Agreed amounts to schedules provided by the Master Servicer.

C. With respect to each of the five selected Daily Reports, agreed amounts to the system-generated reports provided by each Originator for such day for Beginning and Ending Receivable balances, Collections, Dilution Adjustments, Sales, Adjustments, Net Write-Offs, Defaulted Receivables, Ineligible Receivables and the Overconcentration Amount.

D. Agreed the calculation used in computing the aggregate Servicing Reserve Ratio to the Agreement and agreed amounts appearing in the schedule of Servicing Fee prepared by the Servicer to the Statements.

        We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts, or items. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you. This report is intended solely for the use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.